… a better banking experience CU Bancorp Investor Presentation as of September 30, 2016 Exhibit 99.1

Forward-Looking Statements This press release contains certain forward-looking information about CU Bancorp (the “Company”) that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. Forward-looking statements speak only as of the date they are made and we assume no duty to update such statements. We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. Risks and uncertainties include, but are not limited to: lower than expected revenues; credit quality deterioration or a reduction in real estate values which could cause an increase in the allowance for credit losses and a reduction in net earnings; increased competitive pressure among depository institutions; increased cost of additional capital; a change in the interest rate environment reduces net interest margins; asset/liability repricing risks and liquidity risks; legal matters could be filed against the Company and could take longer or cost more than expected to resolve or may be resolved adversely to the Company; general economic conditions, either nationally or in the market areas in which the Company does or anticipates doing business, are less favorable than expected; environmental conditions, including natural disasters and drought, may disrupt our business, impede our operations, negatively impact the values of collateral securing the Company’s loans and leases or impair the ability of our borrowers to support their debt obligations; the economic and regulatory effects of the continuing war on terrorism and other events of war; legislative or regulatory requirements, including, but not limited to requirements and expenses relating to the Bank Secrecy Act, the Company’s ability to demonstrate compliance with the BSA Consent Order to the satisfaction of the Federal Deposit Insurance Corporation (“FDIC”) and the California Department of Business Oversight (“CDBO”), the possibility that any expansionary activities will be impeded while the BSA Consent Order remains outstanding, the Company’s ability to employ and retain additional qualified BSA staff or third parties, or changes adversely affecting the Company’s business; changes in the securities markets; regulatory approvals for any capital activities cannot be obtained on the terms expected or on the anticipated schedule; and, other risks that are described in CU Bancorp’s public filings with the U.S. Securities and Exchange Commission (the “SEC”). If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, CU Bancorp’s results could differ materially from those expressed in, implied or projected by such forward-looking statements. For a more complete discussion of risks and uncertainties, investors and security holders are urged to read CU Bancorp’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed by CU Bancorp with the SEC. The documents filed by CU Bancorp with the SEC may be obtained at CU Bancorp’s website at www.cubancorp.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from CU Bancorp by directing a request to: CU Bancorp c/o California United Bank, 15821 Ventura Boulevard, Suite 100, Encino, CA 91436. Attention: Investor Relations. Telephone 818-257-7700. .

Investment Highlights Premier community-based, business banking franchise serving large and diverse Southern California market Scarcity value of $2.9 billion “pure play” business bank in one of the country’s top markets Strong organic loan growth and attractive low-cost core deposit base Exceptional credit quality Opportunistic acquirer with successful history of transactions Performance metrics for year-to-date period ending September 30, 2016: Efficiency ratio of 58% ROATCE of 11.10% ROAA of 0.93%

Seasoned Executive Management Team Experienced Executive team has grown California United Bank’s Southern California franchise to $2.9 billion in assets in 11 years through organic growth, supplemented by three successful M&As Name Title Function Banking Exp CUB Tenure David Rainer Chairman Chief Executive Officer 35 years 11 years K. Brian Horton President Executive Banking Manager 33 years 10 years* Anne Williams EVP Chief Operating Officer and Chief Credit Officer 35 years 11 years Karen Schoenbaum EVP Chief Financial Officer 22 years 7 years Anita Wolman EVP Chief Administrative Officer and General Counsel 38 years 11 years Robert Sjogren EVP Chief Risk Officer 28 years Since July 2016 *Includes time as President of 1st Enterprise Bank

Relationship Banking Strategy Creates Competitive Advantage High-touch relationship management team offers what we consider “a better banking experience” for small- and medium-sized businesses Personalized and responsive service – no “800” number, customer service delivered by dedicated relationship managers Majority of new customers come from larger banks, unhappy with service Most new business results from “warm leads” provided by referrals Expertise in, and focus on, business banking C&I and owner-occupied commercial real estate are 47% of loan portfolio Non-interest bearing deposits are 56% of total deposits Strong credit culture maintains solid asset quality NPAs to total assets of 0.04% at September 30, 2016 Positioned in extraordinary market Current 9-branch footprint covers one of the largest and most attractive metropolitan areas in the U.S.

Southern California is an Exceptional Environment for Middle-Market Commercial Banking The L.A. Basin (Los Angeles, Orange, Riverside, San Bernardino and Ventura counties) is the 16th largest economy in the world1, with a GDP equal to $1 trillion2, just behind Spain and Mexico and ahead of the Netherlands, Indonesia and Turkey Los Angeles County is the largest manufacturing center in the U.S. and would be 9th largest state in U.S. by population September 2016 seasonally adjusted unemployment rate of 5.2%, compared to 6.2% a year ago3 Orange County would be 31st largest state in U.S. by population Orange County unemployment rate is 4.1% as of September 2016, compared to 4.2% a year ago3 Five-county area is home to more than 698,284 small- and middle-market businesses2 (defined as employing 1 to 499 workers) Our typical customer has between $5 and $50 million in annual sales (excluding SBA) Typical loan commitment ranges from $1 million to $5 million (excluding SBA) Significant percentage of customers in the manufacturing, distribution and services industries Source: IMF World Economic Outlook (WEO), October 2016 Source: County data from Los Angeles Economic Development Corp. and California EDD, as of 9/30/15 3) Source: State of California Employment Development Department

California United Bank has a footprint that spans the most attractive markets in Southern California: Premier Southland Commercial Banking Franchise San Fernando Valley (2005) – Original Headquarters West Los Angeles (2006) Santa Clarita Valley (2007) South Bay (2009) – Converted to a branch in 2010 Orange County (2010) – Loan Production Office* Thousand Oaks (2010) – Acquired from California Oaks State Bank Anaheim (2012) – Acquired from Premier Commercial Bank Irvine/Newport Beach (2012) – Acquired from Premier Commercial Bank* Downtown Los Angeles (2014) – Headquarters, Merger with 1st Enterprise Bank Orange County (2014) – Merger with 1st Enterprise Bank* Ontario (2014) – Merger with 1st Enterprise Bank CUB Branch Former COSB Branch Former PCB Branch Former FENB Branch *Combined locations San Fernando Valley 7

Inland Empire $127 million Downtown LA $359 million Irvine/Newport Beach $576 million Santa Clarita Valley $107 million West LA $351 million San Fernando Valley $291 million Anaheim $242 million South Bay $150 million Conejo Valley $302 million Average branch size of approx. $278 million in deposits All 9 branches have deposits greater than $100 million … Creates Platform for Tremendous Efficiency Consolidated deposits at 9/30/16

Strategy for High Quality Growth Strong and Ongoing Organic Growth Operate in a highly desirable footprint in region with tremendous opportunities for growth Leverage relationship-based banking approach and superior service Focus on constantly establishing new relationships in our market Recruit experienced and connected “in market” talent Build on products and expertise acquired in strategic acquisitions, such as the SBA lending platform obtained with Premier Commercial Bank Strong capital management Result: Asset CAGR of 38% from inception in 2005 through 2015 Growth by Opportunistic Merger/Acquisition Strong management team experienced with strategic, successful acquisitions Focus on in-market and in-state acquisitions and mergers Immediately accretive to earnings Tangible book value payback under four years Result: Successfully completed three transactions since 2010

Strong Organic Loan Growth Since inception in 2005 loan portfolio has grown to $1.96 billion $66 million in net organic loan growth in 3Q16 Total loans increased 11% in 3Q16 from 3Q15 Annual Loan Growth ($ in millions) Portfolio Composition Loan growth in 43 out of 46 quarters

Superior Credit Quality CUB credit quality at September 30, 2016: Total nonaccrual loans of $1.2 million or 0.06% of total loans; no individual loan over $300 thousand NPAs to total assets of 0.04% Year to date net recoveries of $307 thousand Net charge-offs have averaged just 0.06% annually for last five years* Peer group includes California banks or bank holding companies with total assets between $1.0-3.0 billion; source: SNL. *Ending 12/31/2015 Net charge-offs (annualized) NPAs to total assets

Premier Core Deposit Franchise of Southern California Total deposits of $2.5 billion at September 30, 2016 Cost of deposits in 3Q16 was 0.11% – only 1 basis point increase since last prime rate increase Increased $246 million from year-ago quarter Average deposit balance per branch of $278 million Non-interest bearing deposits of $1.4 billion at September 30, 2016 56% of total deposits Increased $151 million from year-ago quarter Deposit Composition Total Deposit Growth Since Inception

Growing Visibility in the Investment Community At $2.9 billion in assets; CUB is one of 9 commercial banks headquartered in Southern California and traded on NASDAQ or NYSE with total assets of $2.0 to $10.0 billion 48% institutional ownership per 2Q16 13-f filings 17.7 million shares issued at 9/30/16 $418 million market cap at 10/25/16 Added to Russell Indexes in June 2013 Analyst coverage by six Wall Street investment banking firms Since it began trading on the NASDAQ exchange on Oct. 9, 2012, CUNB has outperformed the S&P 500, Dow Jones Industrials, Russell 2000 (RUT) Nasdaq Composite Index (NASDAQ) and ABA Nasdaq Bank Index (ABAQ)

3Q16 Earnings – Seventh Complete Quarter of Combined Operations 3Q16 2Q161 1Q161 4Q15 3Q15 2Q15 1Q15 Income Statement EPS - fully diluted $0.36 $0.39 $0.36 $0.30 $0.35 $0.29 $0.23 Net Income Available to Common Shareholders (000’s) 6,279 6,813 6,281 5,210 5,970 4,955 3,927 Net Interest Income 25,048 24,249 23,478 23,102 22,402 21,273 20,642 Performance Ratios ROAA 0.87% 0.99% 0.93% 0.77% 0.93% 0.82% 0.69% ROATCE 10.30% 11.75% 11.29% 9.61% 11.48% 10.00% 8.23% Efficiency Ratio 60% 55% 58% 58% 59% 61% 64% 1) See the “Early Adoption of Accounting Standards Update (“ASU”) 2016-09” table in the appendix of this presentation for further details.

Double-Digit Growth Year over Year, revenue, assets, loans, deposits and tangible book value all grew at a double-digit rate CUNB CUNB 3Q16 3Q15 % Change Income Statement items (000’s) Net interest income $25,048 $22,402 Non-interest income $3,058 $2,988 Net revenues $28,106 $25,390 10.7% Balance Sheet Items (000’s) Total Assets $2,893,172 $2,604,007 11.1% Total Loans $1,974,941 $1,771,347 11.5% Total Deposits $2,505,389 $2,259,813 10.9% Tangible Book Value $13.84 $12.42 11.4%

Superior Operating Leverage *Operating expenses excludes non-core, merger-related expenses of $2.5 million in 3Q12, $497 thousand in 2Q14, $631 thousand in 3Q14, $2.4 million in 4Q14, $464 thousand in 1Q15, $246 thousand in 2Q15 and $211 thousand in 3Q15 and $1.2 million in non-recurring BSA Consent Order expense and occupancy expense in 3Q16

Appendix

Loans by Industry – C&I and Owner-Occupied CRE

CUB’s Ranking Among Independent Los Angeles-based Banks at June 30, 2016 Source: SNL.com Scarcity Value of non-ethnic commercial banking franchises based in Los Angeles Rank Company Name Total Assets 1 Cathay General Bancorp 13,493,177 2 Hope Bancorp, Inc. 13,223,611 3 Grandpoint Capital, Inc. 3,312,542 4 Preferred Bank 2,916,805 5 CTBC Capital Corp. 2,884,151 6 CU Bancorp 2,776,433 7 Manufacturers Bank 2,535,454 8 American Business Bank 1,664,532 9 Royal Business Bank 1,436,648 10 SinoPac Bancorp 1,350,869 11 Pacific City Bank 1,116,110 12 Commonwealth Business Bank 825,493 13 1st Century Bank, National Association 763,205 14 Open Bank 673,267 15 State Bank of India (California) 603,695 16 Pacific Commerce Bank 554,592 17 GBC International Bank 483,061 18 First Credit Bank 482,206 19 Premier Business Bank 460,200 20 Broadway Federal Bank, F.S.B. 408,356 21 Eastern International Bank 114,141

CUNB Market Position in LA, Orange, Ventura, San Bernardino and Riverside Counties and Total US

at June 30, 2016

Five-County Area Combined

Rank	Company Name	County	Assets	Market Share %
1	East West Bancorp, Inc.	Los Angeles, CA	32,952,138	19.9%
2	PacWest Bancorp	Los Angeles, CA	21,147,143	12.8%
3	Cathay General Bancorp	Los Angeles, CA	13,493,177	8.1%
4	Hope Bancorp, Inc.	Los Angeles, CA	13,223,611	8.0%
5	Banc of California, Inc.	Orange, CA	10,157,662	6.1%
6	CVB Financial Corp.	San Bernardino, CA	8,312,307	5.0%
7	Opus Bank	Orange, CA	7,468,202	4.5%
8	Farmers & Merchants Bank of Long Beach	Los Angeles, CA	6,335,203	3.8%
9	Hanmi Financial Corporation	Los Angeles, CA	4,441,333	2.7%
10	Community Bank	Los Angeles, CA	3,634,799	2.2%
11	Pacific Premier Bancorp, Inc.	Orange, CA	3,598,653	2.2%
12	First Foundation Inc.	Orange, CA	3,492,952	2.1%
13	Grandpoint Capital, Inc.	Los Angeles, CA	3,312,542	2.0%
14	Preferred Bank	Los Angeles, CA	2,916,805	1.8%
15	CTBC Capital Corp.	Los Angeles, CA	2,884,151	1.7%
16	CU Bancorp	Los Angeles, CA	2,776,433	1.7%
17	Manufacturers Bank	Los Angeles, CA	2,535,454	1.5%
18	California Republic Bancorp	Orange, CA	1,837,608	1.1%
19	American Business Bank	Los Angeles, CA	1,664,532	1.0%
20	Green Dot Corporation	Los Angeles, CA	1,522,804	0.9%
21	RBB Bancorp	Los Angeles, CA	1,439,866	0.9%
22	SinoPac Bancorp	Los Angeles, CA	1,350,869	0.8%
23	Pacific City Bank	Los Angeles, CA	1,116,110	0.7%
24	Plaza Bancorp	Orange, CA	1,114,013	0.7%
25	Pacific Mercantile Bancorp	Orange, CA	1,100,915	0.7%
	total in market:		165,718,297	

Total United States

Rank	Company Name	State	Assets	Percentile
300	Happy Bancshares, Inc.	TX	2,866,760	94.9%
301	United National Corporation	SD	2,863,600	94.9%
302	Olney Bancshares of Texas, Inc.	TX	2,829,823	94.8%
303	Sumitomo Mitsui Trust Bank (U.S.A.) Limited	NJ	2,819,563	94.8%
304	Atlantic Capital Bancshares, Inc.	GA	2,807,821	94.8%
305	Community Bancshares of Mississippi, Inc.	MS	2,804,374	94.8%
306	First Connecticut Bancorp, Inc.	CT	2,779,525	94.8%
307	American Chartered Bancorp, Inc.	IL	2,779,273	94.8%
308	CU Bancorp	CA	2,776,433	94.7%
309	Hy-Vee, Inc.	IA	2,754,914	94.7%
310	Capital City Bank Group, Inc.	FL	2,752,949	94.7%
311	HomeTrust Bancshares, Inc.	NC	2,717,677	94.7%
312	1867 Western Financial Corporation	CA	2,711,369	94.7%
313	Institution for Savings in Newburyport and Its Vicinity	MA	2,701,576	94.7%
314	Farmers & Merchants Bancorp	CA	2,691,106	94.6%
315	QCR Holdings, Inc.	IL	2,683,434	94.6%
316	Union Savings Bank	OH	2,675,254	94.6%
317	Merrick Bank Corporation	UT	2,675,043	94.6%
318	BancPlus Corporation	MS	2,657,911	94.6%
319	ANB Corporation	TX	2,650,054	94.6%
320	Byline Bancorp, Inc.	IL	2,649,207	94.5%
321	Bank Mutual Corporation	WI	2,620,143	94.5%
322	Franklin Financial Network, Inc.	TN	2,611,278	94.5%
323	Independent Bankers Financial Corporation	TX	2,592,440	94.5%
324	Landrum Company	MO	2,586,111	94.5%
325	South Plains Financial, Inc.	TX	2,560,508	94.5%

Source: SNL.com

20

CU BANCORP

Shareholders of CUB Merger and Acquisition Partners Have Been Well Rewarded COSB 8/24/10 $6.00 CUNB 10/27/16 $22.98 PCBP 12/8/11 $9.00 CUNB 10/27/16 $22.98 1st Enterprise Bank (FENB) – Merger announced June 3, 2014 California Oaks State Bank (COSB) – Acquisition announced Aug. 25, 2010; Premier Commercial Bancorp (PCBP) – Acquisition announced Dec. 9, 2011 FENB 6/2/14 $16.17* CUNB 10/27/16 $22.98 *FENB share price of $21.75, adjusted to reflect effect of 1.345 shares of CUNB received in merger 283% Return 42% Return 155% Return

Reconciliation of Non-GAAP Measures TCE Calculations and Reconciliation to Total Shareholders' Equity (Unaudited) The Company utilizes the term Tangible Common Equity (TCE), a non-GAAP financial measure. CU Bancorp’s management believes TCE is useful because it is a measure utilized by both regulators and market analysts in evaluating a consolidated bank holding company’s financial condition and capital strength. TCE represents common shareholders’ equity less goodwill and certain intangible assets. A reconciliation of CU Bancorp’s total shareholders’ equity to TCE is provided in the table below for the periods indicated: (Dollars in thousands)     September 30, 2016   June 30, 2016   December 31, 2015   September 30, 2015 Tangible Common Equity Calculation                       Total shareholders' equity $ 332,930 $ 326,459 $ 306,807 $ 298,348 Less: Serial preferred stock   17,021     17,086     16,995     16,739 Less: Goodwill 64,603 64,603 64,603 63,950 Less: Core deposit and leasehold right intangibles, net   6,665     6,932     7,671     8,138 Tangible Common Equity $ 244,641 $ 237,838 $ 217,538 $ 209,521

Early Adoption of ASU 2016-09 (Dollars in thousands, except share data)   Three Months Ended June 30, 2016 Three Months Ended March 31, 2016   As Previously Reported   As Reported Under ASU 2016-09   As Previously Reported   As Reported Under ASU 2016-09 Consolidated Statement of Income                   Provision for income tax expense $ 4,427 $ 3,952 $ 4,202 $ 3,905 Net Income $ 6,645 $ 7,120   $ 6,287 $ 6,584 Net Income Available to Common Shareholders $ 6,338 $ 6,813 $ 5,984 $ 6,281 Basic earnings per share $ 0.37 $ 0.40   $ 0.35 $ 0.37 Diluted earnings per share $ 0.36 $ 0.39 $ 0.35 $ 0.36 Diluted average shares outstanding   17,461,000   17,506,000     17,341,000   17,417,000 Consolidated Balance Sheet                   Additional paid-in capital $ 25,209 $ 24,437 $ 23,854 $ 23,557 Retained earnings $ 49,245 $ 50,017   $ 42,907 $ 43,204 Ratios                   Return on average assets 0.92% 0.99% 0.89% 0.93% Return on average tangible common equity   10.93%   11.75%     10.75%   11.29% In March 2016, the FASB issued ASU 2016-09, Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, to reduce the complexity of certain aspects of the accounting for employee share-based payment transactions. In the third quarter of 2016, the Company elected the early adoption of this standard which requires the Company to reflect the adjustments resulting from the adoption effective January 1, 2016, the beginning of the annual period that includes the interim period of adoption. Previously, excess tax benefits resulting from the exercise or vesting of share-based awards were recorded directly to additional paid-in capital. Under this new guidance, such excess tax benefits are recorded as a reduction in provision for income tax expense in the quarter of exercise or vesting, rather than increasing additional paid-in capital. In addition, the new guidance requires that assumed proceeds under the treasury stock method be modified to exclude the amount of excess tax benefits that would have been recognized in additional paid-in capital, as such, increases the diluted average shares outstanding.   The following table presents the impact of the adoption of the new accounting guidance to the Company’s previously reported financial results: